SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549




                                   FORM 8-K




                                Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934




                               December 30, 1994
                               (Date of report)




                                  ONEOK Inc.
            (Exact name of registrant as specified in its charter)



Delaware                        1-2572        73-0383100
(State or other jurisdiction    (Commission   (IRS Employer
of incorporation)               File Number)  Identification No.)




                  100 West Fifth Street      Tulsa, OK 74103
                   (Address of principal executive offices)



                                (918) 588-7000
             (Registrant's telephone number, including area code)



                                                    Page 1 of 3
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Item 5. Other Information.

On December 30, 1994, Oklahoma Natural Gas Company, a division of ONEOK Inc., filed an application with the Oklahoma Corporation Commission seeking a $36.4 million rate increase. The Company's application requests a rate of return on rate base of 10.997 percent and a return on common equity of 13.2 percent. The Company is also seeking Commission approval to restructure the method in which it handles revenues from its largest customers, to implement an incentive ratemaking plan and a weather normalization plan, and to recover postretirement benefit costs required by Statement of Financial Accounting Standard No. 106.

Under the incentive ratemaking plan, the Company would be allowed to make limited rate adjustments tied to costs as reflected by the Consumer Price Index, reduced by an adjustment for a productivity target. Under the plan, the Company would agree not to seek a general rate increase for a period of at least three years.

                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 5th day of January, 1995.


                                           ONEOK Inc.

                                       By: (J. D. NEAL)

                                           J. D. Neal
                                           Vice President, Chief
                                           Financial Officer, and
                                           Treasurer